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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): June 6, 2001


                           BIOTRANSPLANT INCORPORATED
                           --------------------------

             (Exact name of registrant as specified in its charter)



          DELAWARE                     000-28324                04-3119555
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


     Building 75, Third Avenue
       Charlestown Navy Yard
          Charlestown, MA                                          02129
-------------------------------------                       --------------------
  (Address of principal executive                                (Zip Code)
              offices)


       Registrant's telephone number, including area code: (617) 241-5200


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On June 6, 2001, BioTransplant Incorporated announced that it had commitments from selected institutional and accredited investors to consummate a private placement of approximately 2.83 million shares of newly issued common stock, at a purchase price of $6.30 per share, for aggregate gross proceeds of approximately $17.8 million. See the press release attached hereto as Exhibit 99.1.

         One June 11, 2001, BioTransplant announced the completion of a $19.0 million private placement of approximately 3,022,457 shares of newly issued common stock, at a purchase price of $6.30 per share, to selected institutional and accredited investors. See the press release attached hereto as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         See Exhibit Index attached hereto.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 13, 2001                BIOTRANSPLANT INCORPORATED

                                      By: /s/ Richard V. Capasso
                                          -------------------------------------
                                          Richard V. Capasso
                                          Vice President, Finance and Treasurer


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                                  EXHIBIT INDEX


EXHIBIT NO.                   EXHIBIT

Exhibit 99.1                  Press Release dated June 6, 2001

Exhibit 99.2                  Press Release dated June 11, 2001